SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549

                                 ___________________

                                       FORM 8-K

                                    CURRENT REPORT

                          PURSUANT TO SECTION 13 OR 15(d) OF
                         THE SECURITIES EXCHANGE ACT OF 1934




          Date of Report (date of
          earliest event reported):               March 24, 1997


                         JERSEY CENTRAL POWER & LIGHT COMPANY
                  (Exact name of registrant as specified in charter)


            Pennsylvania             1-3141              21-0485010
          (State or other         (Commission          (IRS employer
           jurisdiction of        file number)         identification no.)
           incorporation)




              2800 Pottsville Pike, Reading, Pennsylvania   19605
          (Address of principal executive offices)           (Zip Code)




          Registrant's telephone number, including area code: (601) 929-3601





          ITEM 5.   OTHER EVENTS.

                    As  has been  previously  reported, on  June 27,  1996,

          Jersey Central  Power & Light  Company ("JCP&L")  entered into  a

          Stipulation  of Final Settlement  ("Global Settlement")  with the

          Staff of the New  Jersey Board of Public Utilities  ("NJBPU") and

          the  New  Jersey  Ratepayer  Advocate to  resolve  numerous  rate matters pending before the NJBPU.  Among other things, the Global

          Settlement, as  later supplemented,  includes a base  rate freeze until the year  2000, a  net rate reduction  of approximately  $5 million  annually and  recovery of buyout  costs of  certain non-

          utility generation projects.

                    On  March 24th,  1997,  the NJBPU  approved the  Global

          Settlement.   Regarding  JCP&L's  request to  recover over  seven

          years  up to $135  million of  the buyout  costs of  the Freehold

          Cogeneration Project, however, the NJBPU gave interim approval to

          JCP&L's  request pending further review.  In its order, the NJBPU stated that it would conduct this review on an expedited basis to resolve an  apparent conflict  between JCP&L's statements  in the proceeding and  statements made by the  Freehold Project sponsors in other  civil litigation  regarding the Project's  viability at the time JCP&L agreed to the buyout.

                    Copies of  the NJBPU's  order and JCP&L's  related news

          release are annexed as exhibits.






          ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


                    (c)  Exhibits.

                         1.   Summary Order,  dated March 24, 1997,  of the
                              NJBPU.

                         2.   New Release, dated March 24, 1997.





                                      SIGNATURE



                    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE

          ACT OF  1934, THE REGISTRANT  HAS DULY CAUSED  THIS REPORT TO  BE

          SIGNED  ON   ITS  BEHALF   BY  THE  UNDERSIGNED   THEREUNTO  DULY

          AUTHORIZED.

                                        GPU, INC.



                                        By:______________________________
                                             T.G. Howson
                                             Vice President and Treasurer


          Date:  April 2, 1997